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                                                                    EXHIBIT 21.1

                              COLLAGEN CORPORATION

                      Subsidiaries* of Collagen Corporation

The Registrant owns the following percentages of the outstanding voting securities of the following corporations, which are included in the Registrant's consolidated financial statements (other than Target Therapeutics, Inc. which was accounted for under the cost method for the last seven months of fiscal 1996 and was accounted for under the equity method for the first five months of fiscal 1996, fiscal 1995 and fiscal 1994.)

                                                                         Percent
                                                                         Ownership of
                                                                         Outstanding
                                                                         Voting Securities
                                                                         @ August 25,          Jurisdiction of
Name                                                                     1996                  Incorporation
- ----------------------------------------------------------------------------------------------------------------
Cohesion Corporation                                                      81%                  California
Target Therapeutics, Inc.                                                 10%                  Delaware
Collagen International, Inc.                                             100%                  Delaware
Collagen Biomedical  Pty.,  Limited                                      100%                  Australia
Collagen Vertrieb Biomedizischer, Produkte GmbH                          100%                  Austria
Collagen, S.A.                                                           100%                  Belgium
Collagen Canada, Ltd.                                                    100%                  Canada
Collagen SARL                                                            100%                  France
Collagen GmbH                                                            100%                  Germany
Collagen S.r.l.                                                          100%                  Italy
Collagen Luxembourg S.A.                                                 100%                  Luxembourg
Collagen B.V.                                                            100%                  Netherlands
Collagen Biomedical Iberica, S.A.                                         51%                  Spain
Collagen, S.A.                                                           100%                  Switzerland
LipoMatrix, Incorporated                                                 100%                  Switzerland
Collagen (U.K) Ltd.                                                      100%                  United Kingdom
Collagen International Sales Corporation                                 100%                  Virgin Islands

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* Excludes certain subsidiaries, which, considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary as of June 30, 1996.